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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF VIRTUSA CORPORATION

SUBSIDIARY                                 JURISDICTION OF INCORPORATION
------------------------------             -----------------------------
Virtusa (India) Private Limited                        India

Virtusa Private Limited                              Sri Lanka

Virtusa Securities Corporation                     Massachusetts

Virtusa UK Limited                                 United Kingdom